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                                  EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                 USA TRUCK, INC.

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
                                                                          Three Months Ended
                                                                                March 31,
                                                                     ------------------------------
                                                                         2003              2002
                                                                     ------------      ------------
                  Numerator:
                     Net (loss) income                               $ (1,148,303)     $     73,853
                                                                     ============      ============

                  Denominator:
                     Denominator for basic earnings per share-
                     Weighted average shares                            9,320,632         9,281,856

                     Effect of dilutive securities - Employee
                     Stock options                                             --            52,116
                                                                     ------------      ------------

                     Denominator for diluted earnings per share-
                       Adjusted weighted average and
                       Assumed conversions                              9,320,632         9,333,972
                                                                     ============      ============

                  Basic earnings per share                           $      (0.12)     $       0.01
                                                                     ============      ============

                  Diluted earnings per share                         $      (0.12)     $       0.01
                                                                     ============      ============